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                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of November 17, 1999, by and between Energy Partners, Ltd., a Delaware corporation (the "COMPANY"), and Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P. and Evercore Capital Offshore Partners L.P., each a limited partnership organized under the laws of the State of Delaware (collectively, the "EVERCORE ENTITIES"), Energy Income Fund, L.P., a limited partnership organized under the laws of the State of Delaware ("EIF"), and the individual shareholders of the Company signatories hereto (the "INDIVIDUAL SHAREHOLDERS").

         This Agreement is made in connection with a Stockholder Agreement (the "STOCKHOLDER AGREEMENT"), dated as of November 17, 1999, among the Company, the Evercore Entities, EIF and the Individual Shareholders named therein and a related Stock Purchase Agreement dated as of October 26, 1999 by and among the Evercore Entities and the Company. The Stock Purchase Agreement provides for the purchase by the Evercore Entities from the Company of an aggregate of 500,000 shares of the Company's Series A Convertible PIK Preferred Stock, par value $1.00 per share and a liquidation preference of $100 per share (the "SERIES A PREFERRED STOCK") and 150,000 shares of the Company's Series B Convertible PIK Preferred Stock, par value $1.00 per share and a liquidation preference of $100 per share (the "SERIES B PREFERRED STOCK" and together with the Series A Preferred Stock, the "PREFERRED STOCK") which are convertible into shares of common stock, no par value (the "COMMON STOCK" and together with the Preferred Stock, the "SECURITIES"), of the Company. In connection with the Stockholder Agreement, the Company has agreed to provide the Evercore Entities, EIF and the Individual Shareholders with the registration rights set forth in this Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS:

         "ADVICE" has the meaning set forth in Section 5.

         "AFFILIATE" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person and, with respect to any fund or trust, any Person which is a participant in or beneficiary of such fund or trust. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" has the meaning set forth in the preamble.

         "COMMON STOCK" has the meaning set forth in the preamble.



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         "COMPANY" has the meaning set forth in the preamble.

         "DEMAND" has the meaning set forth in Section 3(a)(i).

         "EFFECTIVE DATE" has the meaning set forth in the Stockholder
Agreement.

         "EIF" has the meaning set forth in the preamble.

         "ELIGIBLE COMMON STOCK" shall mean shares of Common Stock held by the Evercore Entities, its Permitted Transferees, EIF and the Individual Shareholders or their Affiliates.

         "EVERCORE ENTITIES" has the meaning set forth in the preamble.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "INDIVIDUAL SHAREHOLDERS" has the meaning set forth in the preamble.

         "INITIAL PUBLIC OFFERING" shall mean the initial underwritten offering of Common Stock.

         "PERMITTED TRANSFEREE" shall mean a Person (i) who is a Permitted Transferee under the Stockholder Agreement and (ii) who has executed and delivered to the Company an Additional Party Counterpart in the form set forth in Exhibit A.

         "PERSON" shall mean any individual, partnership, corporation, trust, limited liability company or unincorporated organization, or a government or agency or political subdivision thereof.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3(b).

         "PIGGYBACK SECURITIES" has the meaning set forth in Section 3(b).

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of the Common Stock covered by the Registration Statement, and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company on an appropriate form under the Securities Act (other than any registration statement with respect to securities filed on a Form S-4 or S-8 or any other forms prescribed for the same or similar purposes) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all materials incorporated by reference therein and all exhibits thereto (including those incorporated by reference).

         "SEC" shall mean the Securities and Exchange Commission.


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         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SELLING SHAREHOLDER" shall mean each of the Evercore Entities, EIF and the Individual Shareholders that is selling Eligible Common Stock pursuant to a Registration Statement and in accordance with Section 3 hereof.

         "SERIES A PREFERRED STOCK" has the meaning set forth in the preamble.

         "SERIES B PREFERRED STOCK" has the meaning set forth in the preamble.

         "UNDERWRITER" has the meaning set forth in Section 7(a).

         "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean an offering of the Common Stock pursuant to a Registration Statement in which the Common Stock of the Company is sold to the public by one or more underwriters.

SECTION 2. COMMON STOCK SUBJECT TO REGISTRATION RIGHTS.

         Shares of Eligible Common Stock will cease to be Eligible Common Stock when (i) a Registration Statement covering such Eligible Common Stock has been declared effective by the SEC and such Eligible Common Stock has been disposed of pursuant to such effective Registration Statement, (ii) such Eligible Common Stock is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Eligible Common Stock may be sold without registration under the Securities Act and without restriction under Rule 144.

SECTION 3. REGISTRATION RIGHTS.

         (a)      DEMAND REGISTRATION.

                  (i) Commencing on the earlier of (A) three years following the Effective Date and (B) six months following the closing date of an Initial Public Offering, subject to the provisions of Section 4(a) and the last paragraph of Section 5, the Evercore Entities shall have the right to make four written requests (each, a "DEMAND") on the Company to cause the Company to use commercially reasonable efforts to file and cause to be declared effective a Registration Statement on the then appropriate form under the Securities Act with respect to the Eligible Common Stock, provided that the expected offering price of the Eligible Common Stock requested to be registered is at least $50 million for an Initial Public Offering or $20 million for a Registration Statement subsequent to an Initial Public Offering, and provided, further, that the Evercore Entities shall use reasonable efforts to sell such Eligible Common Stock requested to be registered. This Section 3(a)(i) shall be applicable for so long as the Eligible Common Stock cannot be freely transferred pursuant to Rule 144 under the Securities Act without the imposition of volume, manner of sale and holding period limitations.



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                  (ii) Each Demand will set forth the number of shares of
         Eligible Common Stock proposed to be sold by the Evercore Entities and the intended method of distribution of such shares.

                  (iii) In the case of an underwritten public offering of Eligible Common Stock to be so registered pursuant to a registration under this Section 3(a), if the managing underwriter advises the Evercore Entities and the Company in its opinion that the inclusion in such registration of some or all of such Common Stock requested to be registered (including without limitation, Common Stock to be registered by the Company included pursuant to incidental or "piggyback" rights heretofore or hereafter granted by the Company to Persons other than the Evercore Entities) exceeds the number which can be sold in such offering without a significant adverse effect on the price, timing or distribution of the Common Stock offered (a "Significant Adverse Effect"), the number of Common Stock to be included in such registration will be reduced as set forth below:

                           (A) First, the number of shares of Common Stock
                  requested to be included in such registration by the Evercore Entities shall be included in such registration, except, in the event that the number of shares of Common Stock requested to be included in such registration by the Evercore Entities exceeds the number which, in the opinion of such managing underwriter, can be sold, then the Company will include in such registration such lesser number of registrable securities which is equal to the number which, in the opinion of the managing underwriter, can be sold by the Evercore Entities; and

                           (B) After all Common Stock requested to be included
                  in such registration by the Evercore Entities have been so included, the number of shares of Common Stock requested to be included in such registration by all parties exercising "piggyback" rights shall be so included, except, if the number of shares of Common Stock included as a result of parties exercising "piggyback" rights exceeds the number which, in the opinion of the managing underwriter can be sold without causing a Significant Adverse Effect, the shares of Common Stock that the managing underwriter recommends can be included as Piggyback Securities in the Registration Statement without causing a Significant Adverse Effect shall be allocated pro rata among the persons requesting inclusion of Piggyback Securities in accordance with the relative number of shares of Common Stock each person has requested to be sold.

                  (iv) If (A) any offering or sale of Common Stock by the Evercore Entities pursuant to a Registration Statement is not consummated due to (1) any material failure by the Company to perform its obligations under this Agreement or a material adverse change in its financial position or business or (2) the withdrawal by the Evercore Entities at any time before or after the Registration Statement has become effective, and the Evercore Entities pay the registration expenses set forth in Section 6, or (B) 20% or more of Eligible Common Stock sought to be registered by the Evercore Entities pursuant to any registration under this Section 3(a) shall be excluded from such registration by reason of the opinion of the managing underwriter that such inclusion would significantly adversely affect the price at which the securities can be sold, then the Demand with respect to which such Registration


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         Statement was filed shall not be counted as one of the Demands contemplated by this Section 3(a).

                  (v) The Company agrees that it will not file a registration statement under the Securities Act, either for securities newly issued by the Company (other than a registration statement relating to (i) an employee benefit or incentive plan of the Company existing on the date hereof or hereafter adopted by the Board of Directors, (ii) an Initial Public Offering or (iii) a merger, consolidation or business combination on a Form S-4) or for securities held by any of the Company's security holders other than the Evercore Entities, until 90 days after the effective date of any registration statement filed pursuant to the request of the Evercore Entities.

         (b)      PIGGYBACK REGISTRATION.

                  (i) In the event the Company proposes to file a Registration Statement with respect to its Common Stock (other than an Initial Public Offering), whether of its own accord or at the request of any holder or holders of such securities, it will give written notice to the Evercore Entities, EIF and the Individual Shareholders of the Company's intention to do so and, upon the written request of the Evercore Entities, EIF or the Individual Shareholders given within 20 days after receipt of such notice, the Company will use commercially reasonable efforts to effect the registration of the Eligible Common Stock of each Selling Shareholder (the "PIGGYBACK SECURITIES") which it shall have been so requested to register by including such Piggyback Securities in the Registration Statement ("PIGGYBACK REGISTRATION RIGHTS"). Piggyback Securities are to be included in the Registration Statement on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration Statement. If the managing underwriter of any proposed underwritten offering determines and advises the Company that the inclusion in the Registration Statement of all Piggyback Securities proposed to be included exceeds the number which can be sold in such offering without a Significant Adverse Effect, then the number of shares of Common Stock to be included in such registration will be reduced as set forth below:

                           (A) 50% of the number of shares of Common Stock that
                  the managing underwriter recommends can be included as Piggyback Securities in the Registration Statement without a significant adverse effect on the price, timing or distribution of the registrable securities offered shall be allocated to the Evercore Entities (or, if applicable, such lesser number of shares of Common Stock that includes all shares requested by the Evercore Entities to be included as Piggyback Securities); and

                           (B) the remaining shares of Common Stock that the
                  managing underwriter recommends can be included as Piggyback Securities in the Registration Statement without a significant adverse effect on the price, timing or distribution of the registrable securities offered shall be allocated pro rata among the persons requesting inclusion of Piggyback Securities (including, if applicable, the Evercore Entities) in accordance with the relative number of registrable securities each person has requested to be sold.


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                  (ii) In connection with any offering by the Company to which the Evercore Entities, EIF or the Individual Shareholders have Piggyback Registration Rights, the Company, in its sole discretion, shall determine (A) whether to initiate, proceed with or terminate such registration, (B) the pricing (including underwriting discounts and commissions) for such offering and (C) the timing of such offering. The Company may withdraw any Registration Statement and abandon any proposed sale of Common Stock without the consent of any Selling Shareholder, notwithstanding the request of each Selling Shareholder to participate therein in accordance with this Agreement, if the Company determines in its sole discretion to so withdraw and abandon such proposed sale.

         (c) OTHER REGISTRATION RIGHTS.

         Prior to the Transition Date (as defined in the Stockholder Agreement), without the consent of the Evercore Entities, the Company will not grant to any Person at any time on or after the date hereof the right to request that the Company register any securities of the Company until 180 days after the consummation of the Initial Public Offering.

SECTION 4. HOLDBACK AGREEMENTS.

         (a) Each Selling Shareholder agrees, and any transferee of a Selling Shareholder by acceptance of any Eligible Common Stock agrees, that if it is requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public or private sale or distribution of securities of the Company of the same class (including securities convertible into such class) as the securities included in the Registration Statement, during the 14-day period prior to, and during the 60-day period (or such longer period requested by the managing underwriters but not to exceed 120 days, or, in the case of an Initial Public Offering, 180 days) beginning on, the effective date of such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, to the extent timely notified in writing by the Company or the managing underwriters.

         (b) The Company agrees (i) if requested by the managing underwriter or underwriters of an underwritten public offering pursuant to Section 3(a) not to effect a public or private sale or distribution of its Common Stock, or any securities convertible into or exchangeable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or a subsidiary thereof or the acquisition by the Company or a subsidiary thereof of the capital stock or substantially all of the assets of any other Person) during the 10-day period prior to, and during the 60-day period (or such longer period requested by the managing underwriters but not to exceed 120 days, or in the case of an Initial Public Offering, 180 days) beginning on, the effective date of any Registration Statement filed pursuant to
Section 3(a) hereof and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed Common Stock or securities convertible into or exchangeable for Common Stock shall contain a provision under which holders of such securities agree, and the Company shall use its reasonable efforts to cause existing holders of its privately placed equity securities to agree, that if they are requested by the managing underwriter or underwriters in an underwritten offering not to effect any public sale or distribution of any such securities during the 30-day period prior to, and during the applicable period requested by such underwriters beginning on, the effective date of any Registration Statement, including a sale pursuant


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to Rule 144 or Rule 144A under the Securities Act (except pursuant to a
Registration Statement); provided, however, that the provisions of this Section 4(b) shall not prevent (i) the conversion or exchange of any securities which the Company is obligated to make pursuant to an agreement existing on the date hereof or hereafter adopted by the Board of Directors and approved by the Evercore Entities, (ii) the exercise of warrants by the holders thereof and
(iii) grants and exercises of options pursuant to stock option plans of the Company existing on the date hereof or hereafter adopted by the Board of Directors and approved by the Evercore Entities. Notwithstanding the foregoing provisions of this Section 4(b), in the event that the Company exercises its right pursuant to the last paragraph of Section 5 to (i) delay the filing of any Registration Statement, (ii) withhold efforts to cause any Registration Statement to become effective or (iii) request that Eligible Common Stock not be sold pursuant to an effective Registration Statement, the holdback limitations set forth in this Section 4(b) shall cease to be effective during the period in which the Company shall have exercised such right.

SECTION 5. REGISTRATION PROCEDURES.

         In connection with the Company's registration obligations pursuant to
Section 3 hereof, the Company will use commercially reasonable efforts to effect the registration of the Eligible Common Stock in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall:

         (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the appropriate form under the Securities Act, which form shall be available for the sale of the Eligible Common Stock in accordance with the intended method or methods of distribution thereof and shall include all financial statements and other information required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective; provided, however, that no Registration Statement will be filed by the Company until counsel for each Selling Shareholder (excluding the Individual Shareholders) shall have had a reasonable opportunity to review the same and the right to approve or disapprove any portion of such Registration Statement describing or referring to such Selling Shareholder (excluding the Individual Shareholders); provided that no Registration Statement pursuant to Section 3(b) shall be filed with the SEC for Piggyback Securities unless each Selling Shareholder (excluding the Individual Shareholders) has had at least 10 business days to review such Registration Statement;

         (b) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep the Registration Statement effective until the distribution of the Eligible Common Stock under the Registration Statement is complete (which period shall not be required to exceed 180 days from the date the Registration Statement is declared effective) (such 180-day period to be extended by the number of days during which either (i) any stop order suspending the effectiveness of such Registration Statement shall be in effect or (ii) a Selling Shareholder or the underwriters, if any, shall be prohibited from consummating sales pursuant to such Registration Statement or the Prospectus pursuant to the penultimate paragraph of this Section 5); cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; provided that no amendment to any Registration Statement pursuant to Section 3(a) shall


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be filed with the SEC until each Selling Shareholder (excluding the Individual
Shareholders) has had at least 10 business days to review such Registration Statement as originally filed and theretofore amended, to exercise their right to approve or disapprove any portion of such Registration Statement describing or referring to such Selling Shareholder; provided, further, that no amendment to any Registration Statement pursuant to Section 3(b) shall be filed with the SEC for Piggyback Securities unless, if there is a change in the description of or reference to a Selling Shareholder (excluding the Individual Shareholders), such Selling Shareholder has had at least 3 days to review such amendment to the Registration Statement;

         (c) notify each Selling Shareholder (excluding the Individual Shareholders) and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment or supplements thereto become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for the purpose, (iii) if between the effective date of the Registration Statement and the closing of the sale of the securities covered thereby, the representations and warranties of the Company contemplated by paragraph 5(m) below cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement or the Prospectus or any document incorporated therein by reference untrue or misleading or which requires the making of any changes in the Registration Statement or the Prospectus or any document incorporated therein by reference to make the statements therein not misleading;

         (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

         (e) as promptly as practicable prior to the filing of the Registration Statement, any amendment or supplement thereto or any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to each Selling Shareholder (excluding the Individual Shareholders) and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as such Selling Shareholder or underwriters may reasonably request;

         (f) upon request, furnish to each managing underwriter, if any, and each Selling Shareholder (excluding the Individual Shareholders), without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (g) deliver to each Selling Shareholder and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as each Selling Shareholder may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Selling Shareholder and


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the underwriters, if any, in connection with the offering and sale of the
Eligible Common Stock covered by the Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of Eligible Common Stock, use commercially reasonable efforts to register or qualify or cooperate with each Selling Shareholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Eligible Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as each Selling Shareholder or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the underwriters or each Selling Shareholder, as the case may be, to consummate the disposition in such jurisdictions of the Eligible Common Stock covered by the Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

         (i) cooperate with each Selling Shareholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Eligible Common Stock to be sold and not bearing any restrictive legends; and enable such Eligible Common Stock to be in such denominations and registered in such names as the managing underwriters or each Selling Shareholder, as the case may be, may request at least two business days prior to any sale of the Eligible Common Stock;

         (j) as promptly as practicable following the occurrence of any event contemplated by Section 5(c)(v) above, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Eligible Common Stock, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (k) list all the Eligible Common Stock covered by the Registration Statement on the NASDAQ National Market System or on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed if requested by a Selling Shareholder or by the managing underwriters and such listing is permitted under the rules of such exchange, if any;

         (l) provide a CUSIP number for all Eligible Common Stock, not later than the effective date of the applicable Registration Statement;

         (m) if requested by a Selling Shareholder, enter into an underwriting agreement with an underwriter or underwriters providing for the sale of such Eligible Common Stock in an underwritten offering which shall be customary in form, substance and scope and shall contain customary requirements for representations, warranties, covenants, opinions of counsel and indemnification and contribution;


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         (n) make available for inspection by a representative of each Selling
Shareholder and an underwriter, if any, participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by each Selling Shareholder or an underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to answer questions and to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such representative, underwriter, attorney, accountant or agent unless disclosure of such records, information or documents is required by securities laws in connection with the sale of such Eligible Common Stock or by court or administrative order; and provided, further, that, if such representative, underwriter, attorney, accountant or agent is ordered to disclose any of such records, documents or information, such representative, underwriter, attorney, accountant or agent will provide the Company with prompt written notice of such requirement so that the Company at its expense may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. Notwithstanding the foregoing, in the event a Selling Shareholder or any such representative, underwriter, attorney, accountant or agent reasonably believes that any failure to disclose at such time any of such records, documents or information shall cause such Selling Shareholder or any such representative, underwriter, attorney, accountant or agent to suffer any civil or criminal penalty or be in contempt or violate such order, such Selling Shareholder or such representative, underwriter, attorney, accountant or agent shall not be obligated to keep such information confidential. In the event that such protective order or other remedy is not timely obtained, or that the Company timely waives compliance with the provisions hereof, such representative, underwriter, attorney, accountant or agent agrees to furnish only that portion of such records, documents or information which such representative, underwriter, attorney, accountant or agent is legally required to disclose in the opinion of the special counsel or counsel representing such representative, underwriter, accountant or agent;

         (o) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Eligible Common Stock is sold to underwriters in an underwritten offering, which statements shall cover said 12-month period, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (p) furnish or cause to be furnished to each Selling Shareholder (excluding the Individual Shareholders) any opinions of counsel or customary accountants' "cold comfort" letters that might be reasonably requested by such Selling Shareholder and/or the underwriters, if any, in connection with any registration of Eligible Common Stock in a Registration Statement and enter into such customary agreements and take all such other reasonable actions in connection with such registration to expedite or facilitate the disposition of the Eligible Common Stock as contemplated by the Registration Statement and the related underwriting agreement contemplated by Section 5(m).

         The Company may require each Selling Shareholder (i) to furnish to the Company such information regarding the Selling Shareholder and the distribution of the Eligible Common Stock


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as may be required for inclusion in the Registration Statement and (ii) (A) in connection with any Demand, to enter into an underwriting agreement in the form and substance reasonably satisfactory to each Selling Shareholder, (B) in connection with any registration of Piggyback Securities with respect to any Registration Statement filed by the Company of its own accord, to enter into an underwriting agreement in the form contemplated by Section 5(m); provided that the Company uses commercially reasonable efforts to negotiate that the indemnification and contribution provisions of any such underwriting agreement be substantially as set forth in Section 7 hereof, or (C) in connection with any other registration of Piggyback Securities, to enter into an underwriting agreement in the form contemplated by Section 5(m).

         Each Selling Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(v) hereof, such Selling Shareholder will forthwith discontinue the offering and disposition of Eligible Common Stock covered by such Registration Statement or Prospectus (i) until the Selling Shareholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (ii) until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Selling Shareholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Selling Shareholder's possession, of the Prospectus covering such Eligible Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice to suspend the offering and disposition of the Eligible Common Stock, the time periods regarding the maintenance of the applicable Registration Statement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) hereof to and including the date when the Selling Shareholder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or the Advice.

         Notwithstanding the foregoing, (a) the Company may delay the filing of any Registration Statement, any amendment thereof or any supplement to the related Prospectus, and may withhold efforts to cause any Registration Statement to become effective, and (b) in the case of an effective Registration Statement, upon the request of the Company the holders of Eligible Common Stock participating in such registration shall refrain from selling any shares pursuant to such Registration Statement, if (i) the Company's Board of Directors determines in good faith that such registration or sale would (A) interfere with or adversely affect the negotiation or completion of any material transaction that is being pursued by the Company at the time the Demand is made (including without limitation an Initial Public Offering) or (B) involve initial or continuing disclosure obligations with respect to material non-public information not otherwise required by law or the rules and regulations of the SEC, which disclosure would have a material adverse effect on the Company or
(ii) in the written opinion of a nationally recognized investment bank with experience in the energy industry and reasonably acceptable to each Selling Shareholder (excluding the Individual Shareholders), that the Company is unable to consummate an underwritten offering on reasonable terms due to then currently prevailing market conditions; provided however, that the duration of any such delay or period in which shares of Eligible Common Stock may not be sold pursuant to an effective Registration Statement shall only be for a reasonable period of time (not to exceed a period of 180 days).

SECTION 6. REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation SEC, state and foreign registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel for the Company and one counsel for all Selling Shareholders (not to exceed $25,000) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), fees and expenses incurred in connection with any underwritten offering (other than fees and expenses customarily paid by underwriters, such as underwriters' counsel expenses), fees and expenses of independent engineering reports and other experts and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, in connection with the Demand Registration and Piggyback Registration will be borne by the Company whether or not any such Registration Statement becomes effective, provided that all underwriting discounts and selling commissions applicable to the sale of the Eligible Common Stock and all other expenses of each Selling Shareholder incurred in connection with the distribution of Eligible Common Stock (including all salaries of its officers and employees and all relevant taxes, including transfer taxes) will be borne by the Selling Shareholder.

SECTION 7. INDEMNIFICATION; CONTRIBUTION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "UNDERWRITER") and each Selling Shareholder and each of their respective directors and officers and each other Person, if any, who controls a Selling Shareholder or any Underwriter within the meaning of the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense, joint or several, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Eligible Common Stock was registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as incurred (including, subject to the provisions of Section 7(c), fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or alleged omission in a Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to such Prospectus and the Selling Shareholder or the Underwriter, as the case may be, thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale by the Selling Shareholder or the Underwriter, as the case may be, of the Eligible Common Stock to the Person asserting such loss, liability, claim, damage, or expense if the Company had furnished the Selling Shareholder or the Underwriter, as the case may be, within a reasonable period of time prior to such sale with the number of copies of such amended or supplemented Prospectus requested by the Selling Shareholder or the Underwriter, as the case may be; and provided, further, that this indemnity agreement does not apply to the Selling Shareholder or any Underwriter with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder or any Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

         (b) INDEMNIFICATION BY THE SELLING SHAREHOLDER. Each Selling Shareholder agrees to indemnify and hold harmless the Company and each Underwriter, if any, and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement), and each other Person, if any, who controls the Company or any Underwriter within the meaning of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information regarding the Selling Shareholder furnished in writing to the Company by the Selling Shareholder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that the Selling Shareholder shall not be obligated to provide such indemnity to the extent that such losses, liabilities, claims, damages, and expenses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement, Prospectus, amendment or supplement based on corrected or supplemental information provided in writing by the Selling Shareholder to the Company expressly for such purpose. Notwithstanding anything in this Section 7(b) to the contrary, in no event shall the liability of the Selling Shareholder under such indemnity be greater in an amount than the amount of the net proceeds received by the Selling Shareholder from the sale of Eligible Common Stock in the offering covered by such Registration Statement to which the losses, liabilities, claims, damages, and expenses relate.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this indemnity agreement unless the indemnifying party is materially prejudiced by such failure. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume the defense and the indemnified party or parties shall be entitled to one separate counsel chosen by the indemnified party or parties. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding subsections (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such preceding subsections, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such unavailability or insufficiency in proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that a Selling Shareholder shall not be required to contribute in any amount greater than the dollar amount of the net proceeds received by such Selling Shareholder with respect to the sale of any Eligible Common Stock. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) INVESTIGATION. Such indemnity provided in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Shareholder, the Underwriter, or such director, officer or controlling Person of a Selling Shareholder or the Underwriter, or by or on behalf of the Company, its officers or directors or any other Person controlling the Company and shall survive the transfer of such securities by a Selling Shareholder.

SECTION 8. RULE 144 AND RULE 144A.

         The Company covenants that at all times for Rule 144A and after the Initial Public Offering for Rule 144 it will provide the information required pursuant to Rule 144A and Rule 144 under the Securities Act upon the request of a Selling Shareholder, and it will take such further action as a Selling Shareholder may reasonably request, including, without limitation, the timely filing of all reports as required with the SEC in order to enable such Selling Shareholder, if it so elects to utilize Rule 144 or Rule 144A, and the removal of any restrictive legends all to the extent required from time to time to enable such Selling Shareholder to sell its Eligible Common Stock without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time or any similar rules or regulations hereafter adopted by the SEC. Upon the request of a Selling Shareholder, the Company will deliver to such Selling Shareholder a written statement as to whether it has complied with such requirements.

SECTION 9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         (a) The investment banker or investment bankers and manager or managers, if any, that will administer the registration of the Eligible Common Stock pursuant to a Demand made by the Evercore Entities will be selected by the Evercore Entities, subject to the consent of the Company, which consent shall not be unreasonably withheld; provided that, for an Initial Public Offering that results from a Demand made by the Evercore Entities, the Company will select the investment banker or investment bankers and manager or managers, subject to the consent of the Evercore Entities, which consent shall not be unreasonably withheld.

         (b) The Company will not permit any other Person to participate in any underwritten registration hereunder unless such Person (x) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Eligible Common Stock in any Person otherwise than as set forth herein.

SECTION 10. MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to any Selling Shareholder in this Agreement or otherwise conflicts with the provisions hereof.

         (b) AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, superseded or canceled and any of the terms may be waived only by a written instrument executed by the Company, the Evercore Entities, EIF and holders of a majority of the Securities owned by the Individual Shareholders or, in the case of a waiver, by whichever party is waiving compliance, in which case the consent of holders of a majority of the Securities owned by the Individual Shareholders is required to effect a waiver on behalf of the Individual Shareholders.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt certified mail (postage paid, return receipt requested, if available).

         Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered,
(B) if given by fax, when such fax is transmitted, and the appropriate confirmation is received, or (C) if by certified mail, upon mailing.

         (d) ASSIGNMENT OF REGISTRATION RIGHTS. Except as otherwise provided below, no party may assign this Agreement or any of the rights and obligations of the parties hereunder without the prior written consent of the other parties:

                  (i) the Evercore Entities, EIF or any Individual Stockholder may assign to a Permitted Transferee the right to demand or participate in any registration of Eligible Common Stock pursuant to Section 3 hereof;

                  (ii) the Evercore Entities may assign this Agreement and all of its rights and obligations hereunder to a Permitted Transferee who acquires from the Evercore Entities all of the shares of Eligible Common Stock owned by the Evercore Entities; or

                  (iii) any party may assign this Agreement and all its rights and obligations under this Agreement to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party.

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO SUCH JURISDICTION'S CONFLICTS OF LAW PROVISIONS.

         (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (j) SPECIFIC PERFORMANCE. The Company recognizes that money damages may be inadequate to compensate the Evercore Entities or EIF for a breach by the Company of its obligations under this Agreement, and the Company agrees that in the event of such a breach the Evercore Entities or EIF, as applicable, may apply for an injunction of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford such Person the benefits of this Agreement and that the Company shall not object to such application, entry of such injunction or granting of such other equitable remedies on the grounds that money damages will be sufficient to compensate such Person.

         (k) LIMITATION OF LIABILITY. In no event shall any direct or indirect member, stockholder, officer, director, partner or other representative of the Evercore Entities, EIF or the Company or any of their Affiliates be personally liable for any obligation of the Evercore Entities, EIF or the Company under this Agreement. In no event shall recourse with respect to the obligations under this Agreement of the Evercore Entities, EIF or the Company be had to the assets or business of any person other than the Evercore Entities, EIF or the Company.




                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ENERGY PARTNERS, LTD.


By:
      ---------------------------------
      Name:  Richard A. Bachmann
      Title: President


EVERCORE CAPITAL PARTNERS, L.P.


By:
      ---------------------------------
      Name:
      Title:


EVERCORE CAPITAL PARTNERS (NQ) L.P.


By:
      ---------------------------------
      Name:
      Title:


EVERCORE CAPITAL OFFSHORE PARTNERS L.P.


By:
      ---------------------------------
      Name:
      Title:


ENERGY INCOME FUND, LP


By:
      ---------------------------------
      Name:
      Title:


               [SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

-----------------------------------
Richard Bachmann


-----------------------------------
Wayne Greenwalt


-----------------------------------
William O. Hiltz


-----------------------------------
John McCandless


-----------------------------------
Don Olson


-----------------------------------
James Orth


-----------------------------------
Louis Willhoit, Jr.


-----------------------------------
Jean Stallard


-----------------------------------
Clinton Coldren


-----------------------------------
Ken Smith


-----------------------------------
Thomas DeBrock


               [SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

-----------------------------------
Ken Meyers


-----------------------------------
John Phillips


-----------------------------------
Eamon Kelly


-----------------------------------
Harold Carter



               [SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]